Independent Auditors' Consent

To the Shareholders and Board of Directors of The Humane Equity Fund:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated October 13, 2001, on the statement of assets and liabilities for the Humane Equity Fund (the "Fund") as of September 30, 2001, and the related statement of operations for the year then ended, and the statements of changes in net assets and financial highlights for the period then ended and for the period from February 2, 2000 (commencement of operations) to September 30, 2000. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                                        KPMG LLP


New York, New York
Janaury 22, 2001